As filed with the Securities and Exchange Commission, ________, 1998.
   Securities Act File No. 333-              ; Exchange Act File No. 0-20760

=============================================================================

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              _____________________

                                   FORM S-3
                              REGISTRATION STATEMENT
                                    UNDER
                            THE SECURITIES ACT OF 1933
                              _____________________

                          HORIZONTAL VENTURES, INC.
            (Exact name of registrant as specified in its charter)

             Colorado                               84-1091986
(State or other jurisdiction of                   (IRS Employer
incorporation or organization)                Identification Number)



                        630 Fifth Avenue, Suite 1501
                             New York, NY 10111
                                 (212) 218-4680
                   (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive offices)
                                _____________________

               Randeep S. Grewal, Chairman and Chief Executive Officer
                             Horizontal Ventures, Inc.
                           630 Fifth Avenue, Suite 1501
                                New York, NY 10111
                                   (212) 218-4680
             (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                ____________________

                           Copies of Communications to:

                             Roger V. Davidson, Esq.
                                Cohen Brame & Smith
                              Professional Corporation
                           1700 Lincoln Street, Suite 1800
                              Denver, Colorado  80203
                                (303) 837-8800
            Approximate date of commencement of proposed sale to public:
   As soon as practicable after the registration statement becomes effective
                            __________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                         CALCULATION OF REGISTRATION FEE


Title of Each          Amount      Proposed        Proposed        Amount of
Class of               Being       Maximum         Maximum       Registration
Securities           Registered    Offering        Aggregate          Fee
Being Registered                 Price Per Share   Offering Price

Common Stock,
no par value       679,735 Shares    $10.50 (1)(2)  $7,137,218      $2,105
                                    Total. . . . . . . . . . . . . .$2,105

(1) The average of the bid and asked price of the common stock on the Nasdaq SmallCap Stock Market on August 3, 1998.

(2) Estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c). No separate registration fee is required for the warrants pursuant to Rule 457(g).

(3) This registration statement covers an additional indeterminate number of shares of common stock which may be issued in accordance with Rule 416.
                            _____________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
                                 PROSPECTUS

                       SELLING SECURITY HOLDERS OFFERING

                          Horizontal Ventures, Inc.

                        No Par Value Common Stock


     Horizontal Ventures, Inc.(the "Company") has registered for offer and sale, on behalf of certain of its security holders, a total of 679,735 shares of the Company's no par value common stock (the "Common Stock"). The Common Stock offered hereby is being sold for the accounts of these certain security holders (the "Selling Security Holders") and the Company will not receive any proceeds from the sale of Common Stock by the Selling Security Holders. No Selling Security Holder is required to sell. This prospectus which is part of a registration statement on file with the Securities and Exchange Commission
was filed pursuant commitments made to the Selling Security Holders.   The
Common Stock is traded on the Nasdaq SmallCap Stock Market ("Nasdaq") under the trading symbol "HVNV." The reported closing bid price on Nasdaq on July 24, 1998 for the Common Stock was $10.00.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THERE ARE CERTAIN RISKS INVOLVED WITH THE OWNERSHIP OF THE COMPANY'S SECURITIES, INCLUDING RISKS RELATED TO ITS BUSINESS AND THE MARKETS FOR ITS SECURITIES. (SEE "RISK FACTORS".)

     The Company will pay substantially all of the expenses of any offering (not including commissions and discounts of underwriters, dealers, or agents), estimated to be $140,000.

     The Common Stock will be sold directly, through agents, underwriters, or dealers as designated from time to time, or through a combination of such methods on terms to be determined at the time of sale, at market prices obtainable at the time of sale or otherwise in privately negotiated transactions at prices determined by negotiation.


                 The date of this Prospectus is August ___, 1998.

     No dealer, salesman, or other person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference to this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Security Holders, or any underwriter, dealer, or agent. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                          AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above. With respect to each such agreement, instrument, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (file number 0-20760) are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

     (2) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1998 and June 30, 1998.

     (3) The Company's Current Reports on Form 8-K dated January 15, 1998 and April 28, 1998.

     (4) The description of the Company's Common Stock contained in the Company's amendment to the Registration Statement on Forms 8-A filed with the Commission September 12, 1997.

     (5) The Company's Proxy Statement dated May 27, 1998 concerning the Company's July 2, 1998 Annual Meeting of Shareholders.

     (6) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document (which is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal office: Horizontal Ventures, Inc., 630 Fifth, Suite 1501, New York, NY 10022, (212) 218-4680.

                             PROSPECTUS SUMMARY

     The following information is qualified in its entirety by the detailed information found elsewhere in the Prospectus, the financial statements and the December 31, 1997 Form 10-KSB incorporated by reference, as well as the other documents referred to herein under "Incorporation of Certain Documents by Reference." As used in this Prospectus, the "Company" refers to Horizontal Ventures, Inc. unless otherwise stated or indicated by the context.

The Company

     During most of 1997, the Company and all its subsidiaries were essentially dormant pending reorganization and emergence from bankruptcy. During this period of dormancy, management focused all its efforts on its plan of reorganization, acquisitions and mergers, and restructuring the new combined business to its new plan of operation and strategy. The plan of reorganization was approved in bankruptcy court on August 28th, 1997 and case closed on March 26th, 1998 following successful implementation of all the objectives under the new management team.

     The Company's mission is to provide shareholder value through becoming an industry leader in exploiting declining production wells by capitalizing on its experience and field knowledge to a low cost horizontal drilling technology, developed by and patented by Amoco Corporation, to significantly boost production rates. Horizontal drilling, used in re-developing older reservoirs, increases the recoverable oil in place due to various characteristics, such as, a greater exposure of the reservoir to the well bore. Primary recovery methods may leave over 80% of the oil in place leaving significant reserves to be exploited.

     The Company has a two-prong approach capitalizing on this niche technology to obtain its objective and growth: Exploitation & Production and Contract Services.

     Exploitation & Production: Numerous mature fields worldwide are experiencing declining production and even more have been abandoned. Even after the latest recovery methods are applied, vast oil resources are left unrecovered due to unfavorable economics. The Company having amassed the most experience in the industry for applying Amoco's technology, has a low risk, high reward business plan focused on acquiring fields with proven producing wells and applying this niche technology to exploit and produce the remaining reserves. By targeting these mature fields with the entire production infrastructure in place, the Company substantially reduces the capital costs for production relative to its drilling program. Furthermore, the existing and historical production providing actual reservoir performance along with the comprehensive geological evaluations essentially confirms the targeted zones eliminating the risks of drilling dry holes.

     The Company intends to reactivate existing producing fields that have reached their economic limit. The application of the its short radius horizontal drilling technology in untapped reservoirs within the productive reach of an existing well bore or in a reservoir that may have inefficient characteristics at the vertical bore, which can lead to a several fold increase in production rates. Increasing production rates through such enhancement programs will provide significantly favorable effects to the reserve valuations and relative net present value. The Company made its first such acquisition in September 1997 and drilled the first horizontal wells for its own account in the fourth quarter of 1997. The added strain to the operators of such mature fields as a result of the declining oil prices helps facilitate these acquisitions under favorable terms and further reduces the capital requirements to the Company.

     Contract Services: In the last three years that the technology has been commercialized in the industry, the Company has drilled over forty wells for various clients such as Chevron, Texaco, Exxon, OXY, Oklahoma Natural Gas to name a few. The Company intends to continue providing its services to the industry on a contract basis. Such contract services are to be scheduled with coordination to the Company's internal drilling programs thus enhancing the productivity and efficiency of its service rigs and crews. Contract services are targeted to begin in the late third quarter of 1998.

     The Company changed its name to Horizontal Ventures, Inc. at its July 2, 1998 Annual Meeting of Shareholders. The Company's executive offices are located at 630 Fifth Avenue, Suite 1501, New York, New York. The telephone number at that address is (212) 218-4680. The Company also has an operations headquarters in Tulsa, Oklahoma.

The Offering

Shares of Common Stock
Outstanding Prior to this Offering. . . . . . . . . . . 1,570,981

Shares of Common Stock Offered Hereby . . . . . . . . .  679,735

Nasdaq SmallCap Stock Market Symbol: Common Stock (HVNV).

                               RISK FACTORS

     Prior to making an investment decision, prospective investors should carefully consider, together with the other information contained in this Prospectus, the following factors:

     This Prospectus, including the documents incorporated by reference, includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act, and
Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital costs of research and development, the size of various markets, market share, project margins, repayment of debt, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

History of Operating Losses

     During most of 1997, the Company and all of its subsidiaries were essentially dormant pending reorganization and emergence from bankruptcy. The plan of reorganization was approved in bankruptcy court on August 28, 1997 and the case closed on March 26, 1998. Prior to the Company's emergence from bankruptcy, it had a history of operating losses. There can be no assurance that the Company's operations will generate sufficient revenues to become profitable.

Volatility of Oil and Gas Prices and Markets

     The Company's revenues, cash flow, profitability and future rate of growth are substantially dependent upon prevailing prices for oil and gas.
The Company's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms is also substantially dependent on oil and gas prices. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. These factors include international political conditions, the domestic and foreign supply of oil and gas, the level of consumer demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels and overall economic conditions. In addition, various factors, including the availability and capacity of gas gathering systems and pipelines, the effect of federal and state regulation of production and transportation, general economic conditions, changes in supply due to drilling by other producers and changes in demand may adversely affect the Company's ability to market its oil and gas production and its contract services for horizontal drilling. Any significant decline in the price of oil or gas would adversely affect the Company's revenues, operating income and borrowing capacity and may require a reduction in the carrying value of the Company's oil and gas properties.

Replacement of Reserves

     The Company's future success depends upon its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Except to the extent that the Company conducts successful exploitation and production activities or acquires properties containing proved reserves, the estimated net proved reserves of the Company will generally decline as reserves are produced. There can be no assurance that the Company's planned exploitation and production projects and acquisition activities will result in significant additional reserves or that the Company will have continuing success drilling productive wells economically. If prevailing oil and gas prices were to increase significantly, the Company's costs to add new reserves could increase. The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. In addition, the Company's drilling operations, including its contract services, may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment.

Uncertainty of Estimates of Reserves and Future Net Revenues

     The documents incorporated by reference into this Prospectus include estimates of the Company's net proved oil and gas reserves and the future net revenues from those reserves which have been prepared by the Company and its independent petroleum engineers. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of the Company. Reserve engineering is a subjective process of estimating the underground accumulations of oil and gas that cannot be measured in an exact manner. The estimates incorporated by reference into this Prospectus are based on various assumptions required by the Commission, including constant oil and gas prices, operating expenses and capital expenditures, and, therefore, are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves incorporated by reference into this Prospectus. In addition, the Company's reserves may be subject to downward or upward revision based upon production history, results of future development, availability of funds to acquire additional reserves, prevailing oil and gas prices and other factors. In addition, the calculation of the estimated present value of the future net revenue using a 10% discount rate as required by the Commission is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company's reserves or the oil and gas industry in general.

     It is also possible that reserve engineers may make different estimates of reserves and future net revenues based on the same available data. In calculating reserves on a BOE basis, gas was converted to oil at a certain ratio. While this convention approximates the energy equivalent of oil and gas on a Btu basis, it may not represent the relative prices received by the Company on the sale of its oil and gas production.

     The estimated future net revenues attributable to the Company's net proved reserves are prepared in accordance with Commission guidelines, and are not intended to reflect the fair market value of the Company's reserves. In accordance with the rules of the Commission, the Company's reserve estimates are prepared using period end prices received for oil and gas. Future reductions in prices below those prevailing at year end 1997 would result in the estimated quantities and present values of the Company's reserves being reduced.

Operating Hazards and Uninsured Risks

     The oil and gas business involves a variety of operating risks, including fire, explosions, blow-outs, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. The Company maintains general liability insurance coverage for its operations but has not obtained insurance coverage for certain environmental hazards. The occurrence of a significant unfavorable event not fully covered by insurance will have a material adverse effect on the Company's financial condition and results of operations. Furthermore, the Company cannot predict whether insurance will continue to be available at a reasonable cost or at all.

Substantial Capital Requirements

     The Company makes, and will continue to make, substantial capital expenditures for the exploitation, production and acquisition of oil and gas reserves. The Company recently has financed these expenditures primarily from the sale of Common Stock. If revenues or the Company's ability to borrow decreases as a result of lower oil and gas prices, operating difficulties or declines in reserves, the Company may have limited ability to fund the capital requirements to undertake or complete future exploitation, production and acquisition programs. There can be no assurance that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

Acquisition Risks

     The Company intends to acquire oil and gas properties. Although the Company performs a review of the acquired properties that it believes is consistent with industry practices, such reviews are inherently incomplete. It generally is not feasible to review in depth every individual property involved in each acquisition. Ordinarily, the Company will focus its due diligence efforts on the higher valued properties and will sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections may not be performed on every well, and structural or environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. The Company may be required to assume preclosing liabilities, including environmental liabilities, and may acquire interests in properties on an "as is" basis. There can be no assurance that the Company's acquisitions will be successful.

Competition

     The oil and gas industry is highly competitive. The Company competes in the areas of property acquisitions and the exploitation, production and marketing of oil and gas with major oil companies, other independent oil and gas concerns and individual producers and operators. Many of these competitors have substantially greater financial and other resources than the Company. However, despite being a relatively small company, management believes it has an advantage over its competition due to the level of its field expertise in applying the patented Amoco Short Radius Horizontal Drilling technology and its ability to provide this technology at a fraction of the cost of the competition. Although Amoco has provided licenses to others, the Company feels that its experience and its two prong approach is sheltered from other licensees who are concentrating on services within their respective geographical area.

Governmental Regulation and Environmental Risks

     The Company's business is subject to various federal, state and local laws and governmental regulations which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

     The Company's operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. The Company could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on the Company's financial condition and results of operations. The Company maintains general liability insurance coverage for its operations, but has not obtained insurance coverage for certain environmental hazards. Accordingly, the Company may be subject to liability or may lose substantial portions of its properties in the event of certain environmental damages. The Company could incur substantial costs to comply with environmental laws and regulations.

     The Oil Pollution Act of 1990 imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws of regulations, including regulations promulgated pursuant to the Oil Pollution Act of 1990, could have a material adverse impact on the Company.

     The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been introduced in Congress that would reclassify certain exploration and production wastes as "hazardous wastes" which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were enacted, it could have a significant impact on the operating costs of the Company, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of oil and gas wastes are also pending in certain states, and these various initiatives could have a similar impact on the Company.

Dilution

     To the extent that any warrants, options or other securities convertible into shares of Common Stock currently outstanding or subsequently granted to purchase the Company's Common Stock are exercisable at a price less than the net tangible book value per share of the Common Stock, there will be dilution to the Company's then current shareholders upon the exercise of such securities.

No Dividends on Common Stock

     The Company has not previously paid any cash or other dividends on its Common Stock and does not anticipate payment of any dividends for the foreseeable future, it being anticipated that any earnings would be retained by the Company to finance its operations and future growth and expansion.

Possible Volatility of Stock Price

     The trading prices of the Company's securities could be subject to wide fluctuations in response to quarterly variations in actual or anticipated results of operations of the Company, changes in analysts' earnings estimates, announcements of technological innovations by the Company or its competitors, general conditions in the oil and gas industries or other factors. In addition, the securities markets frequently experience extreme price and volume fluctuation which affect market prices for securities of companies generally. Such fluctuations are often unrelated to the operating performance of the affected companies. Broad market fluctuations may adversely affect the market price of the Company's securities.

Future Issuances of Stock by the Company Without Shareholder Approval

     The Company's authorized but unissued shares of Common Stock not reserved for specific purposes may be issued without any action or approval of the Company's shareholders. Any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could significantly dilute the public ownership of the Company, which could adversely affect the market. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. The holders of options, warrants and other securities convertible into shares of Common Stock have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders. The existence of options and warrants granted by the Company may prove to be a hindrance to future equity financing by the Company. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

                              USE OF PROCEEDS

     All of the proceeds to be realized from this offering will be paid to the Selling Security Holders. The Company will not receive any portion of the proceeds of the securities sold by the Selling Security Holders.

                        SELLING SECURITY HOLDERS

     The following table shows for the Selling Security Holders, (i) the number of shares of Common Stock beneficially owned by them as of July 24, 1998, (ii) the number of shares of Common Stock covered by this Prospectus, and (iii) the number of shares of Common Stock to be retained after this offering, if any. The Company is unaware of present interest in the past of any selling shareholder to actually sell said shares. The registration statement of which this prospectus forms a part is being filed pursuant to obligations to register the following described shares.

                   Number of
                   Shares of             Number of          Number of
                  Common Stock           Shares of          Shares
                  Owned Before         Common Stock        to be Owned
   Name          the Offering(1)       to be Sold(2)     after the Offering

Erik L. Greve            78,493               78,493              -0-
Randeep S. Grewal        70,000               70,000              -0-
Grupo De Creacion Ltd.   78,493               78,493              -0-
IPH                     276,093              276,093              -0-
Pieter J. A. Riksman     78,493               78,493              -0-
Angelique Van Den Belt   78,493               78,493              -0-
Parvin E. Day            29,670               19,670            10,000

(1) The number of shares of Common Stock indicated includes those shares underlying warrants held by a Selling Security Holder. Each warrant entitles the warrant holder to purchase one share of the Company's Common Stock at an exercise price of $15.00 per share any time on or after January 2, 1998 until December 31, 1999.

(2) The Selling Security Holder will not own in excess of one (1%) percent of the Company's outstanding securities subsequent to the offering when combined with other offerings in which other securities owned by the Selling Security Holder have been registered.

     Information set forth in the tables regarding the securities owned by each Selling Security Holder is provided to the best knowledge of the Company based on information furnished to the Company by the respective Selling Security Holder and/or available to the Company through its stock transfer records.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be sold by the Selling Security Holders or by pledgees, donees, transferees or other successors-in-interest. Such sales may be made in the over-the-counter market through Nasdaq, in privately negotiated transactions, or otherwise, at prices and at terms then prevailing, at prices related to the then current market prices or at negotiated prices. The shares of Common Stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the stock as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Security Holder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive commissions or discounts from a Selling Security Holder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Any gain realized by such a broker or dealer on the sale of shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a Selling Security Holder.

     The securities covered by this Prospectus may in the future also be sold under Rule 144 or Regulation S instead of under this Prospectus. Rule 144 provides an exemption from registration for the resale of securities by persons other than the issuer after the securities have been held by persons for at least one (1) year from original issuance, and such securities are sold in strict compliance with Rule 144 requirements and maximum number of shares
requirements.   Regulation S provides an exemption from registration for
certain securities transactions occurring outside of the United States.   The
Company will not receive any portion of the proceeds of the securities sold by the Selling Security Holders. There is no assurance that the Selling Security Holders will sell any or all of the securities offered hereby.

     The Selling Security Holders have been advised by the Company that during the time each is engaged in distribution of the securities covered by this Prospectus, each must comply with Rule 10b-5 and Regulation M under the Exchange Act, and pursuant thereto: (i) each must not engage in any stabilization activity in connection with the Company's securities; (ii) each must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) each must not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Exchange Act. Any Selling Security Holders who may be "affiliated purchasers" of the Company as defined in Regulation M, have been further advised that pursuant to Securities Exchange Act Release 34-38067 (December 20, 1996), they must coordinate their sales under this Prospectus with each other and the Company for purposes of Regulation M.

                                 LEGAL MATTERS

     Certain legal matters with respect to the shares offered hereby have been passed upon for the Company by Cohen Brame & Smith, Professional Corporation, Denver, Colorado.


                                    EXPERTS

     The Company's consolidated financial statements incorporated by reference in this Prospectus from the Company's Form 10-KSB for the year ended December 31, 1997 have been audited by Bateman & Co., Inc. P.C., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

     The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     The Company's Articles of Incorporation obligate the Company to indemnify its directors and officers to the fullest extent permitted under Colorado law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. Any information or representation not herein contained, if given or made, must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by any person in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                               TABLE OF CONTENTS

                                                           Page

Available Information                                       2
Incorporation of Certain Documents
   By Reference                                             2
Prospectus Summary                                          3
Risk Factors                                                4
Use of Proceeds                                             7
Selling Security Holders                                    7
Plan of Distribution                                        7
Legal Matters                                               8
Experts                                                     8
Securities And Exchange Commission Position
 on Certain Indemnification                                 8







                              HORIZONTAL VENTURES, INC.






                                     No Par Value
                                     Common Stock







                                       ------
                                      PROSPECTUS
                                       ------





                                 _______________________






                                     __________________, 1998






                                  PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

                                                              Total

Total Registration Fee Under
Securities Act of 1933. . . . . . . . . . .  . . . . .. .$___2,105_______
Printing and Engraving . . . . . .. . . . . . . . . .. .  ___1,000__ *
Accounting Fees and Expenses . . . . . . . .. . . . . .   ___1,000 __*
Legal Fees and Expenses. . . . . . . . . . . . . . . .    ___6,000 __*
Blue Sky Fees and Expenses
(including related legal fees). .  . . . . . . .. . . .   ___1,500_ _*
Transfer Agent Fees. . . . . . . . . .. . . . . . .....        500   *
Miscellaneous. . . . . . . .. . . . . . . . . . . . . .      1,895   *

                Total. . . . . . . . . . . . . .. . . .  $__14,000   *______

*Estimated


Item 15.  Indemnification of Directors and Officers.

     The Company's Articles of Incorporation obligate the Company to indemnify its directors and officers to the fullest extent permitted under Colorado law. A summary of some of the Colorado laws concerning indemnification are set forth below.

     Section 7-109-102 of the Colorado Business Corporation Act gives each corporation the power to indemnify against liability any current or former directors, officers, employees and agents. As provided in section 7-109-102, a director must show that (1) he conducted himself in good faith, (2) that his conduct was not opposed to the corporation's best interests, or if acting in his official capacity, that his conduct was in the corporation's best interests and (3) that in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 7-108-402 of the Colorado Business Corporation Act also gives each corporation the power to eliminate or limit the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer unless the breach of fiduciary duty involves breach of loyalty to the corporation or its shareholders, acts or omissions involving intentional misconduct or a knowing violation of law, acts specified in sections 7-108-403 (improper distribution of assets, dividends or share repurchase) or any transaction whereby the director or officer derived an improper personal benefit.

Item 16.  Exhibits

     The following Exhibits are filed as part of this Form S-3 Registration Statement pursuant to Item 601 of Regulation S-B by incorporation by reference to other filings:

     2.1 First Amended Plan of Reorganization is incorporated by reference from Exhibit 2.1 to Form 8-K filed for event dated August 28, 1997.
     3.1 Articles of Incorporation and Bylaws are incorporated by reference from Exhibit 3 to the Registrant's Registration Statement (Number 33-24265-LA).
     3.2 Amended Articles of Incorporation are incorporated by reference to Exhibit 2B to Registrant's Form 8 Registration Statement (File Number 0-20760).
     4.1 Form of Certificate for Common Stock of Registrant is incorporated by reference from Exhibits 1A and 1B of Registrant's Form 8-A/A Registration Statement (File Number 0-20760).
     5.1     Opinion, with Consent, of Cohen Brame & Smith Professional
             Corporation**
    23.1     Consent of Bateman & Co., Inc. P.C.**
    23.2 Consent of Cohen Brame & Smith Professional Corporation (included in Exhibit 5.1)**
_________________

**     Filed herewith.


Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York on the 31st day of July, 1998.


                        Horizontal Ventures, Inc.



                        By: /s/ Randeep S. Grewal
                        Randeep S. Grewal, Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and
                       Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date


/s/Randeep S. Grewal     Chairman, Chief Executive          July 31, 1998
Randeep s. Grewal        Officer, Chief Financial Officer,
                         Chief Accounting Officer
                         and Director

/s/Donald A. Christensen        Director                    July 31, 1998
Donald A. Christensen

/s/ Jan F. Holtrop              Director                    July 31, 1998
Jan F. Holtrop

/s/ Dirk Van Keulen             Director                    July 31, 1998
Dirk Van Keulen

/s/ George G. Andrews           Director                    July 31, 1998
George G. Andrews





                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                     ___________________________________



                                EXHIBITS

                                  TO


                               FORM S-3

                         REGISTRATION STATEMENT

                                  UNDER

                    THE SECURITIES ACT OF 1933, AS AMENDED







                            HORIZONTAL VENTURES, INC.
                   (Name of Company as specified in charter)












                    =====================================

                            HORIZONTAL VENTURES, INC.

                           FORM S-3 REGISTRATION STATEMENT

     The following Exhibits are filed as part of the Company's Form S-3 Registration Statement pursuant to Item 601 of Regulation S-B.



Exhibit
Number                            Description

     2.1 First Amended Plan of Reorganization is incorporated by reference from Exhibit 2.1 to Form 8-K filed for event dated August 28, 1997.
     3.1 Articles of Incorporation and Bylaws are incorporated by reference from Exhibit 3 to the Registrant's Registration Statement (Number 33-24265-LA).
     3.2 Amended Articles of Incorporation are incorporated by reference from Exhibit 2B to Registrant's Form 8 Registration Statement (File Number 0-20760).
     4.1 Form of Certificate for Common Stock of Registrant is incorporated by reference from Exhibits 1A and 1B of Registrant's Form 8-A/A Registration Statement (File Number 0-20760).
     5.1     Opinion, with Consent, of Cohen Brame & Smith Professional
             Corporation**
    23.1     Consent of Bateman & Co., Inc. P.C.**
    23.2 Consent of Cohen Brame & Smith Professional Corporation (included in Exhibit 5.1)**

______________

**   Filed herewith.